Exhibit 99.1

CONTACTS:	Dennis M. Oates Chairman, President and CEO (412) 257-7609	June Filingeri President Comm-Partners LLC (203) 972-0186

FOR IMMEDIATE RELEASE

UNIVERSAL STAINLESS REPORTS IMPROVED SECOND QUARTER 2021 RESULTS

◾	Quarter-end Backlog increases 70.6% to $98.9 million versus $58.0 million at end of Q1 2021
◾	Q2 2021 Sales rise 4.0% sequentially to $38.5 million; Premium alloy sales are 15.3% of sales
◾	Q2 2021 Gross margin is 5.6% of sales, highest level since Q1 2020
◾	Q2 2021 Net loss reduced to $2.5 million, or $0.28 per diluted share; Net loss is $1.0 million, or $0.11 per diluted share, excluding $2.1 million (pre-tax) of fixed cost absorption charges
◾	Q2 2021 EBITDA is $1.8 million; Adjusted EBITDA is $4.1 million
◾	$10 million PPP term note forgiven in July 2021, to be recorded in Q3 2021

BRIDGEVILLE, PA, July 21, 2021 – Universal Stainless & Alloy Products, Inc. (Nasdaq: USAP) today reported net sales for the second quarter of 2021 of $38.5 million, an increase of 4.0% from $37.0 million in the first quarter of 2021, although 26.6% lower than $52.5 million in the second quarter of 2020.

Sales of premium alloys in the second quarter of 2021 were $5.9 million, or 15.3% of sales, compared with $7.6 million, or 20.4% of sales, in the first quarter of 2021, and $12.4 million, or 23.7% of sales, in the second quarter of 2020. The Company noted that second quarter bookings and its growing backlog reflect premium alloy volume in excess of 20%.

The Company’s gross margin turned positive in the second quarter of 2021 at $2.2 million, or 5.6% of sales, compared with a loss of $0.2 million, or (0.7%) of sales in the first quarter of 2021. The gross margin included fixed cost absorption charges of $2.1 million and $2.6 million in the second and first quarters of 2021, respectively. In the second quarter of 2020, the gross margin was $1.9 million, or 3.7% of sales.

Chairman, President and CEO Dennis Oates commented: “We said in January that we expected consecutive quarterly improvement this year, with momentum building in the second half of 2021. That is now playing out as seen in our second quarter results, and with a 71% increase in backlog and record order entry.

“Second quarter sales in each of our end markets demonstrated strong quarter-over-quarter growth, with the exception of aerospace which was off 4.1% from the first quarter. Indications continue to point to demand recovery in the commercial aerospace market in the second half of 2021, especially in the fourth quarter. The recent jump in domestic airline passenger traffic, combined with the pace of new aircraft orders from major airlines and increases in aircraft build rates, strongly support that outlook and the growing confidence of our customers.

“Additional positive developments across our end markets are also driving demand. That includes a jump in new car demand and planned new model introductions as well as a pick-up in industrial manufacturing, which are benefitting our heavy equipment sales, while the bounce in oil prices and the increase in the U.S. rotary rig count are positives for the oil & gas market.

“Since the onset of the pandemic we have been laser focused on restoring our profitability by aligning spending to forecasted revenue and operating levels, reducing costs and controlling working capital. As a tangible sign of our progress, we achieved a gross margin of 5.6% in the second quarter, the highest level since the first quarter of 2020. We also benefitted from positive operating leverage on increased volume, and a firming price environment.

Mr. Oates concluded: “We are determined to make further progress in the balance of the year and take full advantage of our recovering markets. The dedication of our team, the support of our customers and our commitment to providing critical products to our markets will make that possible.”

Quarterly and Year-to-Date Results of Operations

For the first six months of 2021, net sales totaled $75.5 million, compared with $111.0 million in the same period of 2020. Sales of premium alloys were $13.4 million, or 17.8% of sales, in the first half of 2021, compared with $20.1 million, or 18.1% of sales, in the first half of 2020.

Selling, general and administrative expenses were $5.2 million, or 13.4% of sales, in the second quarter of 2021, compared with $5.2 million, or 14.1% of sales, in the first quarter of 2021, and $5.4 million, or 10.3% of sales, in the second quarter of 2020.

The net loss for the second quarter of 2021 was reduced to $2.5 million, or $0.28 per diluted share, compared with a net loss of $4.5 million, or $0.51 per diluted share, in the first quarter of 2021, and a net loss of $3.3 million, or $0.38 per diluted share, in the second quarter of 2020. For the first six months of 2021, the net loss was $7.0 million, or $0.79 per diluted share, compared with a net loss was $4.7 million, or $0.54 per diluted share, in the first six months of 2020.

The Company’s EBITDA for the second quarter of 2021 was $1.8 million compared with a loss of $0.7 million for the first quarter of 2021, and EBITDA of $1.4 million in the second quarter of 2020. Second quarter 2021 adjusted EBITDA was $4.1 million.

Managed working capital was $116.0 million at June 30, 2021 compared with $112.3 million at March 31, 2021, and $151.0 million at the end of the second quarter of 2020. The Company lowered working capital starting in 2020 in response to low activity levels caused by the impact of the Covid-19 pandemic on its end markets. Inventory was $120.8 million at the end of the second quarter of 2021 compared with $111.6 million at the end of the 2021 first quarter, and $135.1 million at the end of the 2020 second quarter.

Backlog (before surcharges) increased 70.6% to $98.9 million at June 30, 2021 from $58.0 million at March 31, 2021 and was 37.7% higher than $71.8 million at the end of the second quarter of 2020.

The Company’s total debt at June 30, 2021 was $53.0 million, compared with $51.6 million at March 31, 2021, and $72.5 million at June 30, 2020. Total debt at June 30, 2021 includes a $10.0 million term note, issued on April 15, 2020 under the Paycheck Protection Program. The Company received notification of full forgiveness of the PPP term note in July 2021, which will be recorded in the third quarter.

Capital expenditures for the second quarter of 2021 totaled $1.8 million, compared with $2.7 million for the first quarter of 2021, and $3.2 million in the second quarter of 2020. All capital projects in process continue on-time and according to budget, and the Company continues to expect capital expenditures in 2021 to approximate $11.0 million to support its strategic growth initiatives.

Conference Call and Webcast

The Company has scheduled a conference call for today, July 21st, at 10:00 a.m. (Eastern) to discuss second quarter 2021 results. Those wishing to listen to the live conference call via telephone should dial 706-679-0668, passcode 1097189. A simultaneous webcast will be available on the Company’s website at www.univstainless.com, and thereafter archived on the website through the end of the third quarter of 2021.

About Universal Stainless & Alloy Products, Inc.

Universal Stainless & Alloy Products, Inc., established in 1994 and headquartered in Bridgeville, PA, manufactures and markets semi-finished and finished specialty steels, including stainless steel, nickel alloys, tool steel and certain other alloyed steels. The Company’s products are used in a variety of industries, including aerospace, power generation, oil and gas, and heavy equipment manufacturing. More information is available at www.univstainless.com.

Forward-Looking Information Safe Harbor

Except for historical information contained herein, the statements in this release are forward-looking statements that are made pursuant to the “safe harbor” provision of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties that may cause the Company’s actual results in future periods to differ materially from forecasted results. Those risks include, among others, the Company’s ability to maintain its relationships with its significant customers and market segments; the Company’s response to competitive factors in its industry that may adversely affect the market for finished products manufactured by the Company or its customers; the Company’s ability to compete successfully with domestic and foreign producers of specialty steel products and products fashioned from alternative materials; changes in overall demand for the Company’s products and the prices at which the Company is able to sell its products in the aerospace industry, from which a substantial amount of our sales is derived; the Company’s ability to develop, commercialize, market and sell new applications and new products; the receipt, pricing and timing of future customer orders; the impact of changes in the Company’s product mix on the Company’s profitability; the Company’s ability to maintain the availability of raw materials and operating supplies with acceptable pricing; the availability and pricing of electricity, natural gas and other sources of energy that the Company needs for the manufacturing of its products; risks related to property, plant and equipment, including the Company’s reliance on the continuing operation of critical manufacturing equipment; the Company’s success in timely concluding collective bargaining agreements and avoiding strikes or work stoppages; the Company’s ability to attract and retain key personnel; the Company’s ongoing requirement for continued compliance with laws and regulations, including applicable safety and environmental regulations; the ultimate outcome of the Company’s current and future litigation matters; the Company’s ability to meet its debt service requirements and to comply with applicable financial covenants; risks associated with conducting business with suppliers and customers in foreign countries; public health issues, including COVID-19 and its uncertain impact on our facilities and operations and our customers and suppliers and the effectiveness of the Company’s actions taken in response to these risks; risks related to acquisitions that the Company may make; the Company’s ability to protect its information technology infrastructure against service interruptions, data corruption, cyber-based attacks or network security breaches; the impact on the Company’s effective tax rates from changes in tax rules, regulations and interpretations in the United States and other countries where it does business; and the impact of various economic, credit and market risk uncertainties. Many of these factors are not within the Company’s control and involve known and unknown risks and uncertainties that may cause the Company’s actual results in future periods to be materially different from any future performance suggested herein. Any unfavorable change in the foregoing or other factors could have a material adverse effect on the Company’s business, financial condition and results of operations. Further, the Company operates in an industry sector where securities values may be volatile and may be influenced by economic and other factors beyond the Company’s control. Certain of these risks and other risks are described in the Company’s filings with the SEC, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, copies of which are available from the SEC or may be obtained upon request from the Company.

Non-GAAP Financial Measures

This press release includes discussions of financial measures that have not been determined in accordance with U.S. Generally Accepted Accounting Principles (GAAP). These measures include earnings (loss) before interest, income taxes, depreciation and amortization (EBITDA) and Adjusted EBITDA. We include these measurements to enhance the understanding of our operating performance. We believe that EBITDA, considered along with net earnings (loss), is a relevant indicator of trends relating to cash generating activity of our operations. Adjusted EBITDA excludes the effect of share-based compensation expense and noted special items such as impairments and costs or income related to special events such as periods of low activity or insurance claims. We believe that excluding these costs provides a consistent comparison of the cash generating activity of our operations. We believe that EBITDA and Adjusted EBITDA are useful to investors as they facilitate a comparison of our operating performance to other companies who also use EBITDA and Adjusted EBITDA as supplemental operating measures. These non-GAAP financial measures supplement our GAAP disclosures and should not be considered an alternative to the GAAP measures. These non-GAAP measures may not be entirely comparable to similarly titled measures used by other companies due to potential differences among calculation methodologies. A reconciliation of these non-GAAP financial measures to their most directly comparable financial measure prepared in accordance with GAAP is included in the tables that follow.

[TABLES FOLLOW]

UNIVERSAL STAINLESS & ALLOY PRODUCTS, INC.

FINANCIAL HIGHLIGHTS

(Dollars in Thousands, Except Per Share Information)

(Unaudited)

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three months ended June 30,		Six months ended June 30,
	2021	2020	2021	2020
Net sales	$38,502	$52,479	$75,540	$110,973

Cost of products sold	36,338	50,542	73,624	104,127

Gross margin	2,164	1,937	1,916	6,846

Selling, general and administrative expenses	5,151	5,397	10,382	11,305

Operating loss	(2,987)	(3,460)	(8,466)	(4,459)

Interest expense	436	750	930	1,646
Deferred financing amortization	56	57	112	113
Other expense (income), net	7	3	23	(14)

Loss before income taxes	(3,486)	(4,270)	(9,531)	(6,204)

Income taxes	(993)	(939)	(2,509)	(1,462)

Net loss	$(2,493)	$(3,331)	$(7,022)	$(4,742)

Net loss per common share - Basic	$(0.28)	$(0.38)	$(0.79)	$(0.54)

Net loss per common share - Diluted	$(0.28)	$(0.38)	$(0.79)	$(0.54)

Weighted average shares of common stock outstanding:
Basic	8,900,460	8,810,396	8,894,669	8,805,866
Diluted	8,900,460	8,810,396	8,894,669	8,805,866

MARKET SEGMENT INFORMATION

	Three months ended June 30,		Six months ended June 30,
Net Sales	2021	2020	2021	2020

Service centers	$28,008	$35,010	$53,852	$77,894
Original equipment manufacturers	2,785	6,524	7,580	12,219
Rerollers	5,114	5,334	8,907	10,439
Forgers	2,282	4,676	4,494	8,576
Conversion services and other	313	935	707	1,845

Total net sales	$38,502	$52,479	$75,540	$110,973

Tons shipped	7,268	8,987	14,316	19,107

MELT TYPE INFORMATION

	Three months ended June 30,		Six months ended June 30,
Net Sales	2021	2020	2021	2020

Specialty alloys	$32,295	$39,102	$61,386	$89,022
Premium alloys *	5,894	12,442	13,447	20,106
Conversion services and other sales	313	935	707	1,845

Total net sales	$38,502	$52,479	$75,540	$110,973

END MARKET INFORMATION **

	Three months ended June 30,		Six months ended June 30,
Net Sales	2021	2020	2021	2020

Aerospace	$21,318	$37,150	$43,545	$79,548
Power generation	1,407	2,116	2,606	4,333
Oil & gas	3,938	3,619	7,004	8,023
Heavy equipment	9,273	5,561	17,353	11,702
General industrial, conversion services and other	2,566	4,033	5,032	7,367

Total net sales	$38,502	$52,479	$75,540	$110,973

* Premium alloys represent all vacuum induction melted (VIM) products.

**The majority of our products are sold to service centers rather than the ultimate end market customers.

The end market information in this press release is our estimate based upon our knowledge of our customers and the grade of material sold to them, which they will in-turn sell to the ultimate end market customer.

CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30, 2021	December 31, 2020
Assets

Cash	$158	$164
Accounts receivable, net	21,311	18,101
Inventory, net	120,842	111,380
Other current assets	6,119	7,471

Total current assets	148,430	137,116
Property, plant and equipment, net	161,009	164,983
Other long-term assets	1,005	947

Total assets	$310,444	$303,046

Liabilities and Stockholders’ Equity

Accounts payable	$25,197	$12,632
Accrued employment costs	4,542	1,826
Current portion of long-term debt	2,432	16,713
Other current liabilities	963	2,722

Total current liabilities	33,134	33,893
Long-term debt, net	50,521	33,471
Deferred income taxes	3,221	5,725
Other long-term liabilities, net	4,191	4,277

Total liabilities	91,067	77,366
Stockholders’ equity	219,377	225,680

Total liabilities and stockholders’ equity	$310,444	$303,046

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW

	Six months ended June 30,
	2021	2020

Operating activities:
Net loss	$(7,022)	$(4,742)
Adjustments for non-cash items:
Depreciation and amortization	9,639	9,989
Deferred income tax	(2,510)	(1,443)
Share-based compensation expense	581	834
Changes in assets and liabilities:
Accounts receivable, net	(3,210)	2,406
Inventory, net	(10,288)	11,279
Accounts payable	12,327	(21,583)
Accrued employment costs	2,716	1,020
Income taxes	3	230
Other	(533)	1,593

Net cash provided by (used in) operating activities	1,703	(417)

Investing activity:
Capital expenditures	(4,483)	(7,224)

Net cash used in investing activity	(4,483)	(7,224)

Financing activities:
Borrowings under revolving credit facility	56,093	82,680
Payments on revolving credit facility	(45,972)	(82,070)
Proceeds from term loan facility	8,571	-
Proceeds from Paycheck Protection Program Note	-	10,000
Payments on term loan facility, finance leases, and notes	(15,497)	(2,962)
Issuance of common stock under share-based plans	118	86
Payments of financing costs	(539)	-

Net cash provided by financing activities	2,774	7,734

Net (decrease) increase in cash	(6)	93
Cash at beginning of period	164	170

Cash at end of period	$158	$263

RECONCILIATION OF NET LOSS TO EBITDA AND ADJUSTED EBITDA

	Three months ended June 30,		Six months ended June 30,
	2021	2020	2021	2020

Net loss	$(2,493)	$(3,331)	$(7,022)	$(4,742)
Interest expense	436	750	930	1,646
Income taxes	(993)	(939)	(2,509)	(1,462)
Depreciation and amortization	4,805	4,965	9,639	9,989

EBITDA	1,755	1,445	1,038	5,431
Share-based compensation expense	272	323	581	834
Fixed cost absorption direct charge	2,096	201	4,653	201
Loss on sale of excess scrap	-	354	-	354
Employee severance costs	-	620	-	620

Adjusted EBITDA	$4,123	$2,943	$6,272	$7,440